UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2015

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement.

On January 30, 2015, First Choice Healthcare Solutions, Inc. (the “Company”) and Hillair Capital Investments L.P. (“Hillair”) entered into an Extension Agreement (“Extension”) amending the 8% Original Issue Discount Secured Convertible Debenture due November 1, 2015, in order to extend the Periodic Redemption due February 1, 2015, in the principal amount of $580,000 (the “February Periodic Redemption”) to April 1, 2015.

In consideration of the Extension, the Company issued to Hillair 100,000 shares of its Common Stock and remitted a payment of $30,000. The Extension also provides that for an additional $20,000 payment (provided written notice and payment are made prior to March 15, 2015), the Company may request that the February Periodic Redemption be extended to May 1, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Extension Agreement, dated January 30, 2015 relating to the Periodic Redemption due February 1, 2015 pursuant to the 8% Original Discount Secured Convertible Debenture due November 1, 2015 issued by the Company to Hillair Capital Investments, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: February 5, 2015
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer